INDOOR HARVEST

HOUSTON, TEXAS

TM



DESIGN BUILDERS OF FARMS FOR INDOOR AGRICULTURE.

MARKET POSITION


FOUNDED
LATE 2011
PROTOTYPE
PROOF OF CONCEPT (BASIL)
TECH PILOT (LEAFY GREENS)
PROVISIONAL PATENT FILED
MIT CITY FARM TECH PILOT
TWEED INC TECH PILOT
NON PROVISIONAL PATENT FILED
IPO
STOCK TRADING OTC.QB: INQD
PASADENA - CLARA LOI
TWEED INC ECONOMIC PILOT
PASADENA - CLARA MOU
2012
$47K INV
2013
$151K INV
($690K PM VAL)
2014
$448K INV
($1.5M PM VAL)
2015
$780K INV
($4.2M PM VAL)
TOTAL SEED $1.4M
SERIES A $5M
$10.6M PM VAL

OPPORTUNITY

- NATIONAL AVG FOR CULTIVATION, 6% OUTDOOR, 2% GREENHOUSE, 92% INDOOR.
- INDUSTRY PRESSURES TO ADDRESS ENERGY NEEDS AND REDUCE OPERATIONAL COSTS.
- COMMERCIAL MANUFACTURING, INSTALL AND AG TECH KEY TO MAINTAINING MARGINS.
- INDOOR HARVEST IS A PUBLICLY LISTED (OTCQB: INQD), MECHANICAL CONTRACTOR WITH IP, SOLELY SERVING THE INDUSTRY TODAY.

**statistics sourced from Marijuana Business Factbook 2015

STRATEGY

PRODUCTS - INDUSTRY TESTED, PATENT PENDING

- **Modular Racking system** to expedite installation on site, integrated LED lighting, scalability and support of vertical farming to maximize crop yield/sq.ft.
- **High Pressure Aeroponics** platform to run crop production soil free, increase biomass, heavily reduced nutrients and water use and finite control through a crop’s life cycle.
- **HVAC** - R&D underway, moving to prototype.

CONSULTING AND DESIGN

Continue serving the market with a position of thought leadership with every small and large farm we produce, walking clients through engineering and risk assessments all the way to build out and start up.

TESTING RESULTS

- Increased plant expression
- Up to 150% increase in biomass
- Reduced water use by up to 90%
- Fertilizers reduced by up to 70%
- NEWS

PARTNERSHIPS

illumitex®
FOCUSED LIGHTING SOLUTIONS

Since 2005, an industry leader in Advanced LED engineering and design for Horticultural, Industrial and Architectural applications.

DOSATRON®

A leader in water powered dosing injectors engineered for repeatable performance with minimal maintenance.

LEADERSHIP

CHAD SYKES
Founder / CEO / Chairman
ccsykes@indoorharvest.com

Leading R&D, platform architecture for all client engagements and finance.

JOHN CHOO
President / Director
jchoo@indoorharvest.com

Leading strategy, alliances and marketing

Four member Board of Directors
Five member Board of Advisors

FINANCING

INDOOR HARVEST CORP IS CONDUCTING A REG D, RULE 506 (C) OFFERING OF UP TO 5,000,000 SHARES OF SERIES A CONVERTIBLE STOCK AT $1.00 FOR PROCEEDS OF UP TO $5,000,000.

THE OFFERING IS LIMITED TO INDEPENDENTLY VERIFIED ACCREDITED AND INSTITUTIONAL INVESTORS AND MANAGED BY WEALTHFORGE-BROKER / DEALER.

USE OF PROCEEDS

$1M WORKING CAPITAL

$500K – Team expansion - Business Development, Marketing, Engineer/Project Manager, Controller.

$250K - Product Tooling.

$250K – R&D.

$3.5M CLARA Phase I

$3M – Vertical Farm Construction.

$500K – Working Capital.

$500K CLARA Phase II

$250K – R&D.

$250K – Working Capital.